UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2025

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 Piedmont Road, N.E. Atlanta, Georgia (Address of principal executive offices)	30324 (Zip Code)

(Registrant’s telephone number, including area code): (404) 888-2000

Not Applicable

(Former Name or Former Address, If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

5.25% Senior Notes due 2035

On February 24, 2025, Rollins, Inc. (the “Company”) issued $500 million aggregate principal amount of its 5.25% Senior Notes due 2035 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of February 24, 2025 (the “Indenture”), among the Company, the guarantors party thereto and Regions Bank, as trustee. The Notes are senior unsecured obligations of the Company and are guaranteed by the Company’s subsidiaries that are guarantors under its $1.0 billion revolving credit facility (the “Credit Facility”), provided for by the revolving credit agreement, dated as of February 24, 2023, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties party thereto. The net proceeds from the sale of the Notes will be used by the Company primarily to repay outstanding borrowings under the Credit Facility, as well as for general corporate purposes, which may include dividends, share repurchases, acquisitions, working capital and capital expenditures.

As the general unsecured obligations of the Company, the Notes rank equally in right of payment with all of the Company’s other existing and future senior indebtedness, including borrowings under its Credit Facility. The Notes are not secured by any of the Company’s assets. Certain of the Company’s existing and future subsidiaries will guarantee the Notes on a senior unsecured basis to the extent and for so long as such entities guarantee indebtedness under our Credit Facility. Holders of the Notes will not have a direct claim on assets of the Company’s subsidiaries that do not guarantee the Notes and the Notes will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes. As of December 31, 2024, the Company’s non-guarantor subsidiaries had no indebtedness.

The Company will pay interest on the Notes at a rate of 5.25% per annum. Interest on the Notes is payable semiannually in arrears to holders of record at the close of business on February 9 or August 9 immediately preceding the interest payment date on February 24 and August 24 of each year, commencing August 24, 2025. The Notes mature on February 24, 2035.

Prior to November 24, 2034, the Company may redeem the Notes in whole or in part at a price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, plus the “make-whole” premium. On or after November 24, 2034, the Company may redeem the Notes at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any.

If a change of control repurchase event occurs, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that limit the Company and its subsidiaries’ ability to, among other things: (i) incur liens on any Operating Properties (as defined in the Indenture); (ii) enter into any sale/leaseback transaction with respect to any Operating Properties; and (iii) consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all its assets to, any other person. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture. The Indenture also provides for customary events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside of the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes were not issued in a transaction registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Registration Rights Agreement

On February 24, 2025, in connection with the issuance of the Notes, the Company and the guarantors entered into a registration rights agreement with the representatives of the initial purchasers of the Notes, relating to, among other things, an exchange offer for the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to (i) cause to be filed with the Securities and Exchange Commission (the “SEC”) a registration statement for exchange offers of freely tradable notes having substantially identical terms as the Notes issued under the Indenture within 270 days after the issue date and (ii) use commercially reasonable efforts to have such registration statement declared effective by the SEC and cause the exchange offers to be completed within 30 business days after such registration statement becomes effective. If the Company is unable to effect the exchange offer under certain circumstances, the Company is obligated to use commercially reasonable efforts to have a shelf registration statement declared effective by the SEC with respect to resales of the Notes as soon as practicable after the obligation to file such shelf registration statement arises and to keep such shelf registration statement effective, supplemented and amended until all of the Notes covered by the shelf registration statement cease to be registrable securities. If the exchange offer is not completed within 395 days after the issue date of the Notes or a shelf registration statement, if required under the Registration Rights Agreement, does not become effective within 270 days after the issue date, then the interest rate on the Notes will increase by 0.25% per annum for the first 90-day period following such 395th or 270th day, as applicable, and (ii) an additional 0.25% per annum thereafter until the exchange offer is completed, the shelf registration becomes effective, the Notes cease to be outstanding under the Indenture, or the Notes have been resold in compliance with Rule 144, under the Securities Act.

The foregoing descriptions of the Notes, the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their respective entireties by reference to the full text of the Indenture, the Registration Rights Agreement and the form of the Notes, which are filed as Exhibits 4.1, 4.2 and 4.3 hereto, respectively and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Indenture, dated as of February 24, 2025, among Rollins, Inc., the subsidiary guarantors party thereto from time to time and Regions Bank, as trustee.

4.2	Registration Rights Agreement, dated as of February 24, 2025, among Rollins, Inc., the subsidiary guarantors party thereto, BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC.

4.3	Form of Note for Rollins, Inc.’s 5.25% Senior Notes due 2035 (incorporated by reference from Exhibit 4.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROLLINS, INC.

Date: February 24, 2025	By:	/s/ Kenneth D. Krause
		Name:	Kenneth D. Krause
		Title:	Principal Financial Officer